                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Axys Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  [AXYS.LOGO]
                                180 KIMBALL WAY
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080

Dear Stockholders,

     I am pleased to invite you to attend our annual meeting of stockholders to be held at 8:00 a.m. on Wednesday, May 24, 2000, at Axys' headquarters located at 180 Kimball Way, South San Francisco, California.

     Legal documents are often times confusing, so this year we decided again to write a jargon-free "plain English" proxy notice and proxy statement. With this letter we are including the notice for our annual meeting, the proxy statement, the proxy card and the 1999 annual report. We hope you find its simplified format helpful and we welcome your comments.

     Your vote is important to us and I look forward to seeing you on May 24. Whether you plan to attend the annual meeting in person or not, I hope you will vote as soon as possible.

                                          Sincerely,

                                          John P. Walker
                                          Chairman and Chief Executive Officer

                           AXYS PHARMACEUTICALS, INC.
                                180 KIMBALL WAY
                         SOUTH SAN FRANCISCO, CA 94080
                                 (650) 829-1000
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 24, 2000

TIME:            8:00 a.m.

PLACE:           Axys Pharmaceuticals' Headquarters
                 180 Kimball Way
                 South San Francisco, California

MATTERS TO BE
VOTED ON:        (1) To elect the Board of Directors

                 (2) To ratify the appointment of Ernst & Young LLP as the
                     Company's independent auditors

                 (3) To approve a 1,500,000 share increase in the number of shares issuable under Axys' 1997 Equity Incentive Plan

                 (4) To transact any other business properly coming before the meeting

RECORD DATE:     You may vote at the meeting if you were a stockholder at the close of business on Monday, April 10, 2000, the record date.
                 If on April 10, 2000, your shares were held of record in your brokerage firm or another similar organization, you may vote at the annual meeting if you obtain a valid proxy card from them issued in your name.

VOTING BY PROXY: Please return your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For more instructions, please see the Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy card.

                                          By Order of the Board of Directors

                                          William J. Newell
                                          Senior Vice President, General Counsel
                                          and Secretary

April 23, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Questions and Answers about the Proxy.......................    1
Proposals to be Voted Upon..................................    5
Biographies of Nominees for Directors.......................    5
Board Committees............................................    6
Compensation of Non-Employees Directors.....................    7
Beneficial Ownership of Directors and Management............    8
Compensation of Executive Officers..........................   10
Options Grants in 1999......................................   11
Employment Agreements and Change In Control Arrangements....   12
Report of the Compensation Committee........................   13
General Description of the 1997 Equity Incentive Plan.......   15
Performance Graph...........................................   19
Other Matters...............................................   20
Directions to the Annual Meeting............................   21

                QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL
                             AND THE ANNUAL MEETING

WHY AM I RECEIVING THESE MATERIALS?

     The Board of Directors (the "Board") of Axys Pharmaceuticals, Inc. (sometimes referred to as the "Company" or "Axys") is providing these proxy materials for you in connection with Axys' annual meeting of stockholders which will take place on May 24, 2000. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement. The Company intends to mail this proxy statement and accompanying proxy card on or about April 24, 2000, to all stockholders of record entitled to vote at the annual meeting.

WHO MAY ATTEND THE MEETING?

     All Axys stockholders are invited to attend, including stockholders whose shares are held by their brokerage firm or another similar organization.

WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

     The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 1999 Annual Report is also enclosed.

WHO IS PAYING FOR THIS PROXYS SOLICITATION PROCESS?

     The enclosed proxy is solicited on behalf of the Board and Axys is paying for the entire cost of the proxy voting process. Copies of this material will be given to banks, brokerage houses and other institutions that hold Axys' stock that is beneficially owned by others. Axys will reimburse these banks, brokerage houses and other institutions for their reasonable out of pocket expenses in forwarding these proxy materials to stockholders who are beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other employees of the Company and by MacKenzie Partners. No additional compensation will be paid to directors, officers or other Axys employees for soliciting proxies, but, if hired by the Company, MacKenzie Partners may be paid it customary fee of approximately $5,000 plus expenses.

WHAT AM I VOTING ON?

     There are three known matters to be voted on at the annual meeting:

     - The election of the Board of Directors;

     - The ratification of Ernst & Young LLP as the Company's independent auditors for 1999; and

     - A proposed 1,500,000 share increase in the number of shares of Common Stock authorized to be issued under the Company's 1997 Equity Incentive Plan.

WHAT ARE THE BOARD'S VOTING RECOMMENDATIONS?

     Our Board of Directors recommends that you vote your shares "FOR" each of the Board's nominees to the Board of Directors and "FOR" each of the other proposals.

WHO CAN VOTE AT THE ANNUAL MEETING?

     Stockholders of record at the close of business on April 10, 2000 (the "Record Date"). Also, if on April 10, 2000 your shares were held in the name of your brokerage firm, you may vote at the annual meeting if you obtain a valid proxy from them in your name.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

     Most Axys stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates directly in the stockholder's own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Stockholder of Record

     If on April 10, 2000 your shares were registered directly in your name with Axys' transfer agent, Harris Trust Company of California, you are a stockholder of record who may vote at the annual meeting and these proxy materials are being sent directly to you by Axys. As the stockholder of record,you have the right to direct the voting of your shares by returning the enclosed proxy card to Axys or to vote in person at the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted. Each share is entitled to one vote for each item to be voted on.

  Beneficial Owner

     If on April 10, 2000 your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held "in street name" and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for the purposes of voting at the annual meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by a voting instruction card enclosed for you to use.

HOW MANY VOTES MUST THE BOARD NOMINEES RECEIVE TO BE ELECTED?

     The seven nominees receiving the highest number of "yes" votes will be elected as directors. This number is called a plurality.

WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR RE-ELECTION?

     The Board may, by vote, decide on reducing the size of the Board or name a substitute nominee. If a substitute is named, shares represented by proxies may be voted for a substitute nominee.

HOW MANY VOTES MUST THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS RECEIVE IN ORDER TO BE APPROVED?

     The ratification of the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year ending December 31, 2000 must receive a "yes" vote of a majority of the shares present in person or represented by valid proxies at the meeting.

HOW MANY VOTES MUST THE 1,500,000 SHARE INCREASE FOR THE 1997 EQUITY INCENTIVE PLAN RECEIVE IN ORDER TO BE APPROVED?

     In order to be approved, the proposal to increase the number of shares for the 1997 Equity Incentive Plan shares must receive a "yes" vote of a majority of the shares present in person or represented by valid proxies at the meeting.

HOW ARE THE VOTES COUNTED?

     You may vote either "for" each nominee for director or you may "withhold authority" (abstain) to vote for any nominee you specify. You may vote "for," "against," or "abstain" on the ratification of independent auditors and the proposed share increase for the 1997 Equity Incentive Plan. If you abstain from voting, it will have the same effect as a vote against a proposal and will be counted towards the tabulation of votes cast on a proposal. A vote "for" any nominee or any proposal is the same as a "yes" vote.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

     If you are a stockholder of record and you do not sign and return your proxy card, your shares will not be voted. If you are the beneficial owner and you do not sign and return your proxy card, the stockholder of record may either vote your shares on routine matters or "non-vote" your shares. These non-voted shares, known as broker non-votes, are counted for purposes of establishing a quorum to conduct business at the meeting, but are not counted for purposes of determining the outcome of any matter voted on.

HOW DO I VOTE?

     The simplest way for both beneficial owners and stockholders of record to vote is to sign and date the enclosed proxy card or voting instruction card and return it in the enclosed postage-prepaid envelope. The shares represented by a signed and dated proxy card or a properly completed voting instruction card will be voted in accordance with the directions given. If you return a signed and dated proxy card or voting instruction card without marking any selections, your shares will be voted in favor of the three proposals. If you are a stockholder of record and return your proxy card, you may revoke your proxy any time before the meeting by 1) notifying the Company's Secretary (William J. Newell) in writing or 2) submitting to the Company a proxy with a later date. Of course, you also may revoke your proxy by attending the annual meeting and voting in person. If you are a beneficial owner, you can vote your shares through your broker or by using the enclosed proxy card.

WHO WILL COUNT THE VOTE?

     Representatives of Harris Trust Company of California, Axys' transfer agent, will perform the initial vote count and will assist Mark Lucky, Axys' Controller, who will serve as the inspector of the election and report the final vote count.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     It may indicate that your shares are registered under more than one name or that you have multiple accounts in which you hold your shares. Please complete, sign and return all proxy cards to ensure that your vote is counted.

WHAT IS A QUORUM AND WHAT CONSTITUTES A QUORUM?

     For the annual meeting to begin, a quorum of stockholders must attend the meeting, either in person or by proxy. A majority of the outstanding shares as of the record date -- present at the annual meeting or represented by valid proxies -- constitutes a quorum for the annual meeting. If you submit a valid proxy card or attend the annual meeting, you will be considered part of the quorum.

     However, if there is no quorum, a majority of the shares present and represented at the annual meeting may adjourn the annual meeting to another date, time and place.

     At the record date (April 10, 2000), there were approximately 547 stockholders of record. There were 35,247,893 shares of Axys common stock outstanding and entitled to vote at the annual meeting.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

     The Company will announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2000.

WHEN ARE STOCKHOLDER PROPOSALS DUE?

     To be eligible for inclusion in next year's proxy statement and proxy, stockholder proposals must be submitted in writing by December 26, 2000, to William J. Newell, Secretary, Axys Pharmaceuticals, Inc., 180 Kimball Way, South San Francisco, CA 94080 (or email to bill _ newell@axyspharm.com). As stated in the Company's bylaws, stockholder proposals for next year's annual meeting or nominations for director may be properly raised at next year's annual meeting even if they are not to be included in next year's proxy statement and proxy. However, to do so, they must be submitted to the Company's Secretary (William J. Newell) between February 25, 2001 and March 27, 2001.

              COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires directors, executive officers and holders of more than 10% of Axys' common stock to file reports with the Securities and Exchange Commission (the "SEC") regarding their ownership and changes in ownership of Axys' Common Stock. Axys believes that during 1999, its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements.

                           PROPOSALS TO BE VOTED UPON

                            1. ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     The Board of Directors currently consists of seven directors of Axys who are elected annually. All nominees listed below are current directors of Axys. The Board recommends a vote FOR these nominees. The term of office for directors elected at the 2000 annual meeting will expire upon the election of the Board at the 2001 annual meeting. See below for biographical information on the Board nominees.

             2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (ITEM 2 ON PROXY CARD)

     Stockholders will vote on the ratification of Ernst & Young LLP, certified public accountants, to audit Axys' books, records and accounts for the year ending December 31, 2000. Both the Audit Committee and the Board recommend a vote FOR the adoption of this proposal. Representatives of Ernst & Young LLP will be present at the annual meeting to answer appropriate questions. If the stockholders do not ratify this appointment, the Board will reconsider the selection of the auditors.

  3. APPROVAL OF A 1,500,000 SHARE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER AXYS' 1997 EQUITY INCENTIVE PLAN.
                             (ITEM 3 ON PROXY CARD)

     Axys is requesting approval for 1,500,000 additional shares of the Company's common stock to become available for issuance under its 1997 Equity Incentive Plan.

    4. TO TRANSACT OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.
                             (ITEM 4 ON PROXY CARD)

     Stockholders will also vote on any other matters of business that are properly brought to the annual meeting.

                             NOMINEES FOR DIRECTORS

JOHN P. WALKER -- DIRECTOR SINCE 1993

     Mr. Walker, 51, has been the Chairman of Axys since 1998 and Chief Executive Officer since 1993. Prior to joining Axys, Mr. Walker was the Chairman and Chief Executive Officer of Vitaphore Corporation, a medical device Company that was sold to Union Carbide in 1990. Prior to that, he spent 15 years as an executive with American Hospital Supply Corporation, most recently serving as President of the Hospital Company. Mr. Walker also serves as Chairman of Signal Pharmaceuticals, Inc. and Microcide Corporation and is on the Board of Directors of Geron Corporation and the Biotechnology Industry Organization.

ANN M. ARVIN, M.D. -- DIRECTOR SINCE 1997

     Dr. Arvin, 54, is a Lucile Salter Packard Professor of Pediatrics and Microbiology/Immunology at Stanford University School of Medicine, Stanford, California. Dr. Arvin is also Associate Chair for Academic Affairs, Department of Pediatrics, and Chief of the Infectious Disease Service of the Lucile Salter Packard Children's Hospital at Stanford. Since 1978, Dr. Arvin has taught at the Stanford University School of Medicine. She is also currently a member of the Scientific Advisory Board of Aviron.

VAUGHN M. KAILIAN -- DIRECTOR SINCE 1995

     Mr. Kailian, 55, is President, Chief Executive Officer and a director of COR Therapeutics, Inc., a biotechnology company. He has served in these capacities since March 1990. Mr. Kailian also serves as a director of Amylin Pharmaceuticals, Inc.

DONALD KENNEDY, PH.D. -- DIRECTOR SINCE 1996

     Dr. Kennedy, 68, is the Bing Professor of Environmental Science and President Emeritus at Stanford University where he co-directs the Center for Environmental Science and Policy. He has served in such capacities since September 1993. From September 1980 to September 1992, Dr. Kennedy was the President of Stanford University. He served previously as Commissioner of the U.S. Food and Drug Administration. In June, 2000 he will become editor-in-chief of Science magazine.

IRWIN LERNER -- DIRECTOR SINCE 1998

     Mr. Lerner, 69, was Chairman of the Board of Sequana Therapeutics, Inc., from May 1995 until January 1998 when Axys acquired Sequana. Mr. Lerner served as Chairman of the Board and of the Executive Committee of Hoffmann-La Roche Inc., a pharmaceutical and health care Company, from January 1993 until his retirement in September 1993. He also served as its President and Chief Executive Officer from 1980 through 1992. Mr. Lerner also serves on the Boards of Directors of Public Service Enterprise Group, Humana Inc., Covance Inc., V.I. Technologies, Inc., several private companies and is Chairman of the Board of Medarex Inc. He is currently a Distinguished Executive-in-Residence at Rutgers University Graduate School of Management.

ALAN C. MENDELSON, J.D. -- DIRECTOR SINCE 1999

     Mr. Mendelson, 52, has been a partner of Cooley Godward LLP, a private law firm and counsel to the Company, since 1980 and served as the managing partner of its Palo Alto office from May 1990 to March 1995 and November 1996 to October 1997. Mr. Mendelson served as Secretary of the Company from July 1993 through August 1998, with the exception of several months in 1994. Mr. Mendelson formerly served as a director of the Company from May 1997 to January 1998, when he resigned in connection with the Company's acquisition of Sequana. Mr. Mendelson also served as Acting General Counsel of Cadence Design Systems, Inc., an electronic design automation software company, from November 1995 to June 1996. Mr. Mendelson is currently a director of USSearch.com, Inc., and Isis Pharmaceuticals, Inc.

J. LEIGHTON READ, M.D. -- DIRECTOR SINCE 1998

     Dr. Read, 49, has been Chairman of the Board and Chief Executive Office of Aviron, a biopharmaceutical company founded by Dr. Read, since 1992. From 1991 to 1993, he was a partner in Interhealth Limited, an investment partnership. In 1987, Dr. Read co-founded Affymax N.V. with Dr. Alejandro Zaffaroni, serving initially as its Executive Vice President and Chief Operating Officer and later as President of the Pharma Division and as a Managing Director of the parent Company. Dr. Read has served on the boards of a number of private biotechnology companies and currently serves on the board of CV Therapeutics, Inc., and is a member of the Executive Committee of the Biotechnology Industry Organization Board of Directors and Emerging Companies Section Governing Body.

                                BOARD COMMITTEES

     Audit Committee: Reviews Axys' auditing, accounting, financial reporting and internal audit functions and meets with the Company's independent auditors from time to time. Also recommends the selection of independent auditors to the Board. The members of the Audit Committee are Mr. Lerner (Chairman), Dr. Arvin and Dr. Kennedy.

     Compensation Committee: Reviews and approves the compensation of Axys' executive officers and is responsible for the Company's employee benefit plans and programs, including their establishment, modifica-tion and administration. All members are non-employee directors. The members of the Compensation Committee are Mr. Kailian and Dr. Read.

     Option Committee. Reviews and administers the Company's 1997 Equity Incentive Plan and the 1997 Non-Officer Equity Incentive Plan for stock option grants to non-executive officer employees. The Option Committee has the authority to approve the price and terms of these options, within the limits set by the Board. Mr. Walker is only member of this committee.

     During 1999, there were five regular meetings of the Board, one meeting of the Compensation Committee and two meetings of the Audit Committee. Each of the director-nominees who served on the Board of Axys in 1999 attended at least 75 percent of all Board meetings. Collectively, the Board and committee members attended an average of 94 percent of all of the Board and applicable committee meetings held.

     The Board does not have a Nominating Committee or a committee serving a similar function. Nominations of directors are considered by the Board as a whole.

                     COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Compensation. In 1999, compensation for non-employee directors was $12,000 per year, payable at the rate of $3,000 per quarter, plus reimbursement of expenses. Mr. Walker, who is an employee of the Company, receives no compensation for his services as a director.

     Stock Options. According to the Company's Non-Employee Directors' Stock Option Plan established in 1994, non-employee directors of Axys receive automatic stock option grants. Options granted under this plan are non-qualified stock options. The terms of the Non-Employee Directors' Stock Option Plan provide that each non-employee elected for the first time to Axys' Board will be granted an option to purchase 30,000 shares of common stock upon the date of his or her initial election. On the date of each annual meeting subsequent to a director's election, each non-employee Board member who has served for at least three months, is automatically granted an option to purchase 5,000 shares of common stock of the Company. No other options may be granted at any time under this plan. The exercise price of the options that are granted is 100% of the fair market value of the common stock on the date of the option grant. Options granted under the plan generally vest at a rate of 25% per year for four years. The term of the options that are granted is ten years. In the event of a change-in-control of Axys, such as a merger with or into another corporation or a consolidation, the vesting of these options will accelerate and the options expire if not exercised prior to the change-in-control. As of February 29, 2000, none of the options granted under the plan had been exercised.

         STOCK OWNERSHIP OF BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

     The following table provides information regarding the ownership of Axys' common stock as of February 29, 2000. Included in the table are each director and nominee for director of the Company, each executive officer named in the Executive Compensation table (page 10), all directors and executive officers as a group, and stockholders that are known to be beneficial owners of more than five percent of Axys' common stock.

                                                              NUMBER OF
                                                              BENEFICIAL
                                                              OWNERSHIP     PERCENT OF
                      BENEFICIAL OWNER                          SHARES       TOTAL(1)
                      ----------------                        ----------    ----------
Ann M. Arvin, M.D.(2).......................................     16,250           *
Vaughn M. Kailian(3)........................................     24,699           *
Donald Kennedy, Ph.D.(4)....................................     15,000           *
Irwin Lerner(5).............................................     94,284           *
Alan C. Mendelson(6)........................................     39,371           *
J. Leighton Read, M.D.(7)...................................     19,250           *
Daniel Hoth, M.D.(8)........................................     37,751           *
William J. Newell, J.D.(9)..................................     70,860           *
Daniel H. Petree, J.D.(10)..................................     10,158           *
Michael C. Venuti, Ph.D.(11)................................    141,002           *
John P. Walker(12)..........................................    479,163        1.37
All directors and executive officers as a group (12
  persons)(13)..............................................  1,001,163        2.86

---------------
  *  Less than 1 percent

 (1) Percentage of beneficial ownership is based on 34,946,051 shares of common stock outstanding as of February 29, 2000. Shares of common stock subject to options currently exercisable, or exercisable within 60 days after February 29, 2000, are deemed outstanding for purposes of computing the percentage of ownership of the person holding such options, but are not deemed outstanding for computing the percentage of ownership of any other person.

 (2) Consists of 16,250 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 29, 2000.

 (3) Consists of 24,699 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 29, 2000.

 (4) Consists of 15,000 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 29, 2000.

 (5) Includes 26,459 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 29, 2000 and 1,350 shares beneficially owned by Mr. Lerner's wife.

 (6) Includes 16,042 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 29, 2000, and 15,500 shares held in the CGCH&T Trust FBO Alan C. Mendelson. Also includes 5,000 shares held by Cooley Godward LLP which Mr. Mendelson disclaims beneficial ownership of except to the extent of his pecuniary interest therein.

 (7) Includes 16,250 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 29, 2000,

 (8) Includes 26,042 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 29, 2000 and 1,209 shares held in the Axys Pharmaceuticals, Inc. 401(k) Plan Trust. Also includes 10,500 shares acquired pursuant to a restricted stock grant, of which 9,625 will be subject to repurchase by the Company within 60 days from February 29, 2000.

 (9) Includes 52,292 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 29, 2000 and 1,328 shares held in the Axys Pharmaceuticals, Inc. 401(k) Plan Trust. Also includes 12,250 shares acquired pursuant to a restricted stock grant, of which 9,187 will be subject to repurchase by the Company within 60 days from February 29, 2000.

(10) Includes 2,425 shares held by Daniel H. Petree and Susan M. Toeniskoetter, Trustees u/a/d 7/25/97, 2 shares held by Mr. Petree's children and 2,759 shares held in the Axys Pharmaceuticals, Inc. 401(k) Plan Trust.

(11) Includes 116,959 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 29, 2000. Also includes 15,500 shares acquired pursuant to a restricted stock grant, of which 11,625 will be subject to repurchase by the Company within 60 days from February 29, 2000.

(12) Includes 278,201 shares issuable upon the exercise of outstanding options exercisable within 60 days of February 29, 2000, 10,059 shares held in the Walker Living Trust, 2,759 shares held in the Axys Pharmaceuticals, Inc. 401(k) Plan Trust and 8,574 shares beneficially owned by Mr. Walker's wife as trustee of educational trusts for his children.

(13) Includes an aggregate of 636,139 shares issuable upon exercise of outstanding options exercisable within 60 days of February 29, 2000 and an aggregate of 38,250 shares subject to repurchase by the Company within 60 days from February 29, 2000.

                       COMPENSATION OF EXECUTIVE OFFICERS

     Compensation. The following table discloses the compensation of the Company's Chairman and Chief Executive Officer and the four other most highly paid executive officers of Axys for the last three-years ending December 31, 1999. These executive officers are referred to as the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                        ANNUAL COMPENSATION                 COMPENSATION AWARDS
                              ----------------------------------------   --------------------------
                                                             OTHER
                                                             ANNUAL      RESTRICTED    SECURITIES      ALL OTHER
                                      SALARY     BONUS    COMPENSATION     STOCK       UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR      ($)       ($)         ($)          AWARDS     OPTIONS(#)(1)      ($)(2)
---------------------------   ----    -------   -------   ------------   ----------   -------------   ------------
John P. Walker..............  1999    410,000         0     247,250(3)          0         85,000         7,979
  Chairman and Chief          1998    390,000   135,000     261,252(3)         --        435,000(4)      6,150
  Executive Officer           1997    361,250   127,300     128,382(3)         --        100,000           696
Daniel H. Petree............  1999    275,203    41,738      10,502(5)          0         45,000         5,775
  President, Chief Operating  1998    250,000    65,625      27,945(5)         --        300,000(4)      5,406
  Officer                     1997    204,500    41,105      15,551(3)         --         55,000           408
Michael C. Venuti, Ph.D. ...  1999    250,000         0          --       112,375(6)     103,000         1,188
  Senior Vice President,      1998(3) 235,000    47,000          --            --        197,000(4)        696
  Research and Preclinical    1997     10,383    35,510          --            --         10,000           425
  Development, Chief
  Technical Officer
William J. Newell,
  J.D.(7)...................  1999    238,417         0          --        88,812(6)     115,000         5,703
  Senior Vice President,      1998    102,404    22,559          --            --         75,000            --
  Corporate and Business      1997         --        --          --            --             --            --
  Development, General
  Counsel & Secretary
Daniel F. Hoth, M.D.(8).....  1999    151,666         0                    76,125(6)     150,000         5,327
  Senior Vice President,      1998         --        --          --            --             --            --
  Chief Medical Officer       1997         --        --          --            --             --            --

---------------
(1) These shares are subject to exercise under stock options granted under the Company's stock option plans.

(2) Consists of Company matching contributions under the Company's 401(k) retirement plan and life insurance premiums.

(3) Consists of indebtedness forgiven including the interest rate reduction on one promissory note. See "Compensation of Executive Officers."

(4) Includes stock options which were canceled and regranted in connection with the Company's stock option repricing in 1998, as follows: Mr. Walker, 375,000 shares; Mr. Petree, 200,000 shares; and Dr. Venuti, 147,000 shares.

(5) Consists of relocation expenses.

(6) Fair market value of restricted stock bonus at the time of grant. These officers voluntarily agreed to receive restricted shares, which may not be sold for one year after grant except in limited circumstances, in lieu of a cash bonus that they otherwise would have been entitled to receive. Dan Hoth received 10,500 shares, William Newell received 12,250 shares, and Michael Venuti received 15,500 shares.

(7) Mr. Newell joined the Company in July of 1998.

(8) Dr. Hoth joined the Company in June of 1999.

     Stock Option Grants and Exercises. The Company grants options to the Named Executive Officers under its 1997 Equity Incentive Plan. The following tables show information regarding options granted to and exercised by the Named Executive Officers for the year ended December 31, 1999.

                       OPTION GRANTS IN FISCAL YEAR 1999

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                   ANNUAL RATES OF
                                    NUMBER OF        % OF TOTAL                                      STOCK PRICE
                                   SECURITIES         OPTIONS       EXERCISE OR                APPRECIATION FOR OPTION
                                   UNDERLYING        GRANTED TO        BASE                            TERM(1)
                                 OPTIONS GRANTED    EMPLOYEES IN       PRICE      EXPIRATION   -----------------------
             NAME                      (#)         FISCAL YEAR(2)    ($/SH)(3)       DATE        5% ($)      10% ($)
             ----                ---------------   --------------   -----------   ----------   ----------   ----------
John P. Walker.................      85,000(4)          5.08%          4.63         2/26/09    247,234.20   628,540.00
Daniel H. Petree, J.D. ........      45,000(4)          2.69%          4.63         2/26/09    130,888.69   331,697.65
Michael C. Venuti, Ph.D. ......      28,000(4)          1.67%          4.63         2/26/09     81,441.85   206,389.65
                                     75,000(4)          4.48%          3.56        12/14/09    168,056.37   425,887.83
William J. Newell, J.D. .......      40,000(4)          2.39%          4.63         2/26/09    116,345.51   294,842.36
                                     75,000(4)          4.48%          3.56        12/14/09    168,056.37   425,887.83
Daniel F. Hoth, M.D. ..........     150,000(5)          8.96%          3.56         6/21/09    336,112.73   851,775.66

---------------
(1) Potential realizable value is based on the assumption that the common stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not reflect the Company's estimate or projection of the future common stock price.

(2) Based on options to purchase 1,699,539 shares of common stock granted in 1999.

(3) Options granted at a price equal to the fair market value of the Company's common stock on the date of grant. Fair market value is determined by reference to the closing sale price of the common stock on the Nasdaq National Market.

(4) Vests in equal monthly installments over four years from the date of grant.

(5) One-eighth of the shares vest after six months, the remaining shares vest in equal monthly installments over the following three and one half years.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                       AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF
                                                                 SECURITIES                     VALUE OF
                                                                 UNDERLYING                   UNEXERCISED
                                                                 UNEXERCISED                  IN-THE-MONEY
                                                                 OPTIONS AT                    OPTIONS AT
                                SHARES                      DECEMBER 31, 1999(#)          DECEMBER 31, 1999($)
                              ACQUIRED ON      VALUE      -------------------------   ----------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
            ----              -----------   -----------   -------------------------   ----------------------------
John P. Walker..............      --            --             256,408/203,592                    0/0
Daniel H. Petree, J.D. .....      --            --             144,791/0                      1,316/0
Michael C. Venuti, Ph.D. ...      --            --              93,333/156,667                    0/37,500
William J. Newell, J.D. ....      --            --              34,895/155,105                    0/37,500
Daniel F. Hoth, M.D. .......      --            --              18,750/131,250                9,375/65,625

---------------
(1) Based on the fair market value of the common stock as of December 31, 1999 ($4.0625), minus the exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     John Walker's Employment Agreement. Mr. Walker has an employment agreement with the Company to serve as the Company's Chairman and Chief Executive Officer (the "1999 Employment Agreement"). In brief, the 1999 Employment Agreement provides for the following:

     - An initial annual base salary of $410,000, beginning January 1, 1999.

     - An annual bonus of up to fifty percent of Mr. Walker's base salary, if Mr. Walker achieves certain target goals specified by the Board, and up to an additional fifty percent for overachievement of those goals.

     - A split dollar life insurance policy with a benefit payable to Mr. Walker of approximately $1.2 million.

     - Issuance by Mr. Walker to the Company of a new promissory note in the principal amount of $560,000, with approximately $83,000 in accrued interest and an interest rate of 4.71%, compounded annually. This new note is due and payable on January 31, 2003, is full-recourse and is secured by 130,236 shares of the Company's common stock. The new note replaced a 1997 note from Mr. Walker which pertained to indebtedness owed to the Company in connection with the purchase of his principal residence. During 1999, the largest aggregate amount outstanding of principal and interest on Mr. Walker's indebtedness to the Company was $823,682.

     - On the condition that Mr. Walker continues to provide his services to the Company through January 31, 2003, the entire principal and accrued interest under the new note will be forgiven by the Company, with $160,000 of principal plus accrued interest forgiven on February 1, 2000 and the remaining principal and accrued interest being forgiven in equal amounts each year thereafter. Mr. Walker is entitled to a specified lump-sum tax gross-up payment following each forgiveness date. All remaining principal and accrued interest under the new promissory note becomes immediately due and payable upon Mr. Walker's termination of service for any reason or upon Mr. Walker's breach of a covenant not to compete with the Company.

     - The term of the 1999 Employment Agreement ends on January 31, 2003, subject to additional one-year extensions unless either the Company or Mr. Walker give notice to the contrary.

     - Under the 1999 Employment Agreement, Mr. Walker's employment can be terminated by Mr. Walker or the Company at any time for any reason whatsoever, with or without "Cause" or advance notice. If the Company terminates Mr. Walker's employment without Cause or if Mr. Walker resigns for "Good Reason" and Mr. Walker executes an effective release of claims in favor of the Company, he will continue to receive his base salary and an amount equal to his annual bonus for a period of two years, paid in installments. In addition, the Company will reimburse Mr. Walker for all costs associated with the continuation of benefits pursuant to COBRA for the shorter of: (i) two years or (ii) the maximum legal period for which COBRA would be available to Mr. Walker following his termination. Mr. Walker will not receive these benefits, or any other benefits under the 1999 Employment Agreement, if his employment terminates due to his death or disability, if he is terminated for Cause or if he resigns without Good Reason.

     - Under the 1999 Employment Agreement, if during or for two years immediately following Mr. Walker's employment, Mr. Walker, without prior approval of the Company, directly or indirectly engages or prepares to engage in any activities in competition with the Company, or accepts employment or establishes a business relationship with a business engaged in or preparing to engage in competition with the Company, then (i) a 100,000 share stock option grant originally made to Mr. Walker in August 1997 will, to the extent not previously exercised or terminated pursuant to its terms, immediately terminate, and (ii) the February 1999 note issued by Mr. Walker to the Company will become immediately due and payable in full.

     William Newell's Employment Agreement. In December 1999, the Company entered into an agreement with Mr. Newell to continue to serve as Axys' senior vice president, corporate and business development and general counsel and secretary. The agreement provides, among other things, for a starting salary of $243,000 per year and eligibility for a bonus in an amount determined solely by the Company. In addition, Mr. Newell was granted an option to purchase 75,000 shares of the Company's common stock at a purchase price equal to the fair market value of the stock on the date of grant. The option will vest over four years in equal monthly amounts. In the event of a change in control of the Company, and in the event Mr. Newell is terminated without cause, the vesting of any then unvested shares under such option grant will be accelerated and he will be entitled to one year's salary as severance. In addition to Mr. Newell's Employment Agreement, the Company has a prior agreement with Mr. Newell which provides that in the event of a change in control of the Company, the vesting of any then unvested shares under his initial stock option grant will be accelerated, provided that Mr. Newell's services are not deemed to be critical to an acquirer of the Company. The agreement also provides that the Company will pay a portion of Mr. Newell's current life insurance premiums.

     Michael Venuti's Employment Agreement. In December 1999, the Company entered into an agreement with Dr. Venuti to continue to serve as Axys' senior vice president, research and preclinical development and chief technical officer. The agreement provides, among other things, for a starting salary of $250,000 per year and eligibility for a bonus in an amount determined solely by the Company. In addition, Dr. Venuti was granted an option to purchase 75,000 shares of the Company's common stock at a purchase price equal to the fair market value of the stock on the date of grant. The option will vest over four years in equal monthly amounts. In the event of a change in control of the Company and in the event Dr. Venuti is terminated, without cause, the vesting of any then unvested shares under such option grant will be accelerated and he will be entitled to one year's salary as severance.

                      REPORT OF THE COMPENSATION COMMITTEE

WHAT IS THIS REPORT?

     The SEC requires that public companies disclose all procedures and mechanisms that are used to establish officer compensation. This report explains the criteria that the Company used to determine the compensation of its officers in 1999.

WHO SERVES ON THE COMPENSATION COMMITTEE?

     The Compensation Committee consists of directors who are not employees of the Company. In January 1999, the Committee was composed of Mr. Byers and Dr. Evnin. In February 1999, Mr. Kailian replaced Mr. Byers on the Committee. In May, 1999 Dr. Evnin retired from the Board and from the Compensation Committee and Dr. Read was appointed as his successor.

WHAT ARE THE COMPENSATION COMMITTEE'S RESPONSIBILITIES?

     The Compensation Committee is responsible for establishing and implementing policies and programs to compensate the Company's executives. The Committee met one time in 1999 to review and recommend compensation levels and certain stock grants for all executive officers for 1999. The Committee submits its recommendations to the entire Board for approval. The Board adopted the Committee's recommendations without modification.

WHAT IS OUR COMPENSATION PHILOSOPHY?

     The primary objective of our executive compensation program is to attract, retain and reward executive officers and other employees who contribute to the long-term success of the Company and to motivate those individuals to enhance long-term stockholder value. The Compensation Committee accomplishes this by:

          1. Establishing salaries competitive with those of leading biotechnology and pharmaceutical companies with which the Company competes for talent.

          2. Maintaining incentive opportunities designed to motivate and reward achievement of the Company's and each individual's goals. These incentives consist of cash bonuses and stock options, and are designed to bring the total compensation for key employees to competitive levels within the industry.

          3. Providing significant equity-based incentives for executives and other key employees to ensure that these individuals are motivated over the long term and respond to challenges and opportunities as owners and not just as employees.

HOW IS EXECUTIVE BASE COMPENSATION DETERMINED?

     Salary. The base salary for all employees, including executive officers, is based upon a review of an employee's salary level against the compensation of employees in similar positions in other biotechnology and pharmaceutical companies, in accordance with a published survey of the employee compensation of companies of comparable size to the Company and in the same geographical region. Base salaries are targeted at the third quartile for comparable positions in the other companies. Salary adjustments for 1999 were based on each individual's performance ranking. In December 1998, based on this information and on each individual's performance in 1998, the Compensation Committee recommended 1999 base salary increases of 2.5% to 5.0% over 1998 base salaries for executive officers, including the Chief Executive Officer. In establishing base salaries for the Company's executive officers, the Compensation Committee carefully reviewed the progress made in the programs headed by each executive officer in 1999, together with the achievements of each executive officer and the departments reporting to such executive officer, during 1999, and the dependence of the Company on these executive officers for scientific and business development and executive leadership.

IS THERE A BONUS PROGRAM?

     Cash. A portion of the cash compensation is paid to the Company's executive officers and other senior management personnel in the form of an annual bonus. Bonus payments for 1999 were based 50% on the attainment of goals established for the Company as a whole, and 50% on the attainment of goals established for each executive officer, and were limited (except in cases of overachievement) to a percentage of each executive officer's base salary, which ranged from 25% to 50% of an executive officer's respective base salary. General corporate goals in 1999 included, among other items, continued progress in the Company's preclinical and clinical programs, expanding the Company's oncology pipeline, creating value in the Company's affiliated businesses, achievement of financial targets and increasing stockholder value. Except for Mr. Petree who left the Company at the end of 1999, none of the executive officers received a cash bonus for 1999. The executive officers opted to receive instead, bonuses in the form of restricted stock grants, which vest in equal monthly amounts over 12 months and which may not be sold, except in certain limited circumstances, for one year after grant. Based on its review of the degrees of attainment of Company and personal goals, the Compensation Committee recommended and the Board approved individual restricted stock grants ranging from approximately 5,000 to 15,000 shares of common stock and a cash bonus for Mr. Petree.

     Stock Options. One of the primary components of Axys' long-term incentive program are its stock option plans. Through stock option grants that are based on performance, executives receive significant equity incentives to build long-term stockholder value. Stock option grants are also used to retain these officers in light of the increasing demands placed on them due to the Company's growth. The grants typically vest over a four-year period and are generally set at the fair market value of Axys' common stock on the date of the grant. The Committee does consider the number of options previously granted to an executive in determining the size of a new grant. For 1999 all Named Executive Officers received stock option grants. In February 2000 additional stock options were granted to all the Named Executive Officers, except Mr. Petree, at levels reflecting, among other things, their contributions to the achievement of the Company's and their personal goals in 1999 and the level of stock grants recently awarded to them. In addition, Dr. Hoth received an initial stock grant when he joined the Company in June 1999 as contemplated by his employment offer. Dr. Venuti and Mr. Newell also received additional stock options in December 1999 in connection with their employment agreements.

HOW IS THE CHIEF EXECUTIVE OFFICER COMPENSATED?

     Mr. Walker, Axys' Chief Executive Officer, joined the Company in February 1993. His initial salary, potential bonus and stock option grants were determined on the basis of negotiations between the Board and Mr. Walker, while taking into account his experience, competitive salary information and market conditions at the time. In 1999, the Company entered into an amended Employment Agreement with Mr. Walker. Based on the same criteria described above for all executive officers of the Company, the Compensation Committee recommended an increase of 5% in Mr. Walker's base salary for 1999 over his 1998 base salary. Other compensation in the form of forgiveness of indebtedness and the procurement of certain life insurance was paid in accordance with the terms of the 1999 employment agreement. Also in accordance with the Company's bonus program outlined above, Mr. Walker was additionally eligible for a targeted bonus of 50% of his 1999 base salary. Ordinarily, the Compensation Committee would have taken into account the extent to which the Company had achieved its goals in 1999 to determine Mr. Walker's cash bonus. However, in light of the 1999 performance of the Company's common stock, Mr. Walker recommended, and the Compensation Committee and the Board concurred, that no cash bonus or restricted stock grant be given to Mr. Walker. However, the Compensation Committee recommended and the Board approved the grant of options to purchase 100,000 shares of the Company's common stock under the 1997 Equity Incentive Plan, at the fair market value of the Company's common stock on the grant date in recognition of the Company's and Mr. Walker's other achievements during 1999. The 100,000 shares subject to the option vest over four years from the grant date at the rate of 1/48 of the shares subject to the option each month following the grant date.

HOW HAVE WE RESPONDED TO IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     The Compensation Committee has reviewed the Company's compensation structure in light of Section 162(m) of the Internal Revenue Code, which limits the amount of compensation that the Company may deduct in determining its taxable income for any year to $1,000,000 for any of its five most highly compensated executive officers. In 1999, no executive officer's compensation exceeded the limitation set by Section 162(m).

             GENERAL DESCRIPTION OF THE 1997 EQUITY INCENTIVE PLAN

     In November 1997, the Axys Board of Directors adopted, Axys' 1997 Equity Incentive Plan (the "Equity Incentive Plan") and reserved 2,500,000 shares of Axys Common Stock for issuance thereunder. As described in the third proposal for the annual meeting, the Board is seeking approval to increase the number of shares of Axys Common Stock reserved for issuance under the Equity Incentive Plan by 1,500,000 shares.

GENERAL

     The Equity Incentive Plan provides for the grant of both incentive and nonstatutory stock options as well as restricted stock purchase rights. Incentive stock options granted are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options are not intended to qualify as incentive stock options under the Code.

     Why does Axys offer the Equity Incentive Plan? The purpose of the Equity Incentive Plan is to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors and consultants of Axys and to promote the success of Axys' business. Pursuant to the Equity Incentive Plan, Axys may grant or issue incentive stock options to employees and officers and nonstatutory stock options or stock purchase rights to employees, officers, consultants and directors.

     Who is in charge of the Equity Incentive Plan? The Equity Incentive Plan is administered by the Board of Directors. The Axys Board of Directors has the power to construe and interpret the Equity Incentive Plan and, subject to the provisions of the Equity Incentive Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. The Axys Board of Directors is authorized to delegate administration of the Equity Incentive Plan to a committee and has delegated such authority to the Compensation Committee and, for grants to employees other than executive officers, the Option Committee. As used herein with respect to the Equity Incentive Plan, the "Axys Board of Directors" refers to the Compensation Committee and the Option Committee, as well as to the Axys Board of Directors itself.

     Axys currently limits the directors who may serve as members of the Compensation Committee to those who are "outside directors," as such term is defined in Section 162(m) of the Code. This limitation excludes from the Compensation Committee (i) current employees of Axys, (ii) former employees of Axys receiving compensation for past services (other than benefits under a tax-qualified retirement plan), (iii) current and former officers of Axys, (iv) directors currently receiving direct or indirect compensation from Axys in any capacity (other than as a director), unless any such person is otherwise considered an "outside director" under applicable federal regulations under the Code.

     Who is Eligible to Participate in the Equity Incentive Plan? Generally speaking, employees, officers, directors and certain consultants of Axys are eligible to participate in the Equity Incentive Plan.

     Notwithstanding the foregoing, no incentive stock option may be granted under the Equity Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Axys or any affiliate of Axys, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option at the date of grant, and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of Axys and its affiliates) may not exceed $100,000.

     Under the Equity Incentive Plan, no individual may be granted options covering more than 500,000 shares of Common Stock in any calendar year. The purpose of such a per-employee limitation is to comply with regulations under the Code that permit certain performance-based compensation, including compensation attributable to stock options that meet specified criteria, to be exempt from the $1,000,000 limitation under Section 162(m) of the Code on the amount that may be deducted by publicly held corporations for compensation paid to certain employees. See "Federal Income Tax Information." Axys does not currently have any intention of granting such number of options to any individual. There can be no assurance, however, that the Axys Board of Directors will not determine in some future circumstances that it would be in the best interests of Axys and its stockholders to grant options to purchase such number of shares to a single employee during a calendar year.

     What are the terms of the Options granted?

     Exercise Price; Payment. The exercise price of stock options granted under the Equity Incentive Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in the case of options granted to certain individuals (see "Who is Eligible to Participate in the Equity Incentive Plan" above), may not be less than 110% of such fair market value.

     The exercise price of options granted under the Equity Incentive Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Axys Board of Directors: (i) by delivery of other Common Stock of Axys, (ii) pursuant to a deferred payment arrangement, or (c) in any other form of legal consideration acceptable to the Axys Board of Directors.

     Option Exercise. Options granted under the Equity Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Axys Board of Directors. Shares covered by currently outstanding options under the Equity Incentive Plan typically vest at the rate of 12.5% of the shares subject to the option at the end of the first six months and 1/48 of the shares subject to the option each month for 42 months thereafter, for initial grants to employees. Subsequent grants to employees generally vest monthly over 48 months. Shares covered by options granted in the future under the Equity Incentive Plan may be subject to different vesting terms. The Axys Board of Directors has the power to accelerate the time during which an option may be exercised. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing Axys to withhold a portion of the stock otherwise issuable to the optionee, by delivering already owned stock of Axys or by a combination of these means.

     Term. The maximum term of options granted under the Equity Incentive Plan is 10 years, except that, in the case of options granted to certain individuals (see "Who is Eligible to Participate in the Equity

Incentive Plan"), the maximum term is five years. Options under the Equity Incentive Plan terminate ninety (90) days after termination of the optionee's employment or relationship as a consultant or director of Axys or any subsidiary of Axys, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within twelve (12) months of such termination; (b) the optionee dies while employed by or serving as a consultant of Axys or any affiliate of Axys, or within ninety (90) days after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within twelve (12) months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consultant or director relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

     What Happens if There is a Change in the Stock Subject to the Equity Incentive Plan? If there is any change in the stock subject to the Equity Incentive Plan or subject to any option granted under the Equity Incentive Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Equity Incentive Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options.

     What Happens in the Event of Certain Corporate Transactions? The Equity Incentive Plan provides that, in the event of a merger of Axys, such options shall be assumed or equivalent options substituted by each successor corporation or a parent or subsidiary of such successor corporation or in the event that the successor corporation refuses to assume or replace, then such options shall accelerate and become immediately exercisable in full and will subsequently terminate if not exercised prior to the completion of the corporate transaction. In the event of a dissolution or liquidation of Axys, outstanding options will terminate.

     What is the Duration of the Equity Incentive Plan and Can it be Amended or Terminated? The Axys Board of Directors may suspend or terminate the Equity Incentive Plan without stockholder approval at any time. Unless sooner terminated, the Equity Incentive Plan will terminate in November 2007.

     The Axys Board of Directors may also amend the Equity Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of Axys within twelve months before or after its adoption by the Axys Board of Directors if such modification requires stockholder approval in order to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or satisfy the requirements of Section 422 of the Code or any Nasdaq or securities exchange listing requirements. The Axys Board of Directors may submit any other amendment to the Equity Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees

     What are the Tax Implications to Participants in the Equity Incentive Plan?

     Incentive Stock Options. Incentive stock options under the Equity Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or Axys by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in the imposition of or an increase in liability of the optionee for the alternative minimum tax.

     If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be a capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will recognize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, Axys will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Equity Incentive Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or Axys by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, Axys is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Axys will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Restricted Stock. Restricted stock granted under the Equity Incentive Plan generally has the following federal income tax consequences:

     Upon acquisition of stock under a restricted stock award the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. With respect to employees, Axys is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Axys will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Slightly different rules may apply to persons who acquire stock subject to forfeiture under Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Internal Revenue Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards under the Equity Incentive Plan, when combined with all other types of compensation received by a covered employee from Axys, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Department of Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of outside directors; and
(iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Restricted stock qualifies as performance-based compensation under these Department of Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain: (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

                               PERFORMANCE GRAPH

     The graph below shows a five-year comparison of cumulative total returns from an initial $100 investment in Axys, the Nasdaq Composite and the AMEX Biotechnology Index. All values include reinvestment of dividends, except for Axys' values because Axys has never paid dividends.

                               PERFORMANCE GRAPH

                                                          AXYS                   NASDAQ US INDEX                  AMEX
                                                     PHARMACEUTICALS             ---------------              BIOTECHNOLOGY
                                                           INC                                                    INDEX
                                                     ---------------                                          -------------
Dec 94                                                   100.00                      100.00                      100.00
Dec 95                                                   207.69                      139.92                      163.01
Dec 96                                                   207.69                      171.69                      175.85
Dec 97                                                   128.85                      208.83                      197.93
Dec 98                                                    90.38                      291.60                      225.60
Dec 99                                                    62.50                      541.16                      477.02

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the Board's intention to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          John P. Walker
                                          Chairman and Chief Executive Officer

April 23, 2000

                               DIRECTIONS TO AXYS

FROM THE NORTH (SAN FRANCISCO):

- Take 101 South to the Grand Avenue exit.

- At the first stop light, turn left on Airport Boulevard.

- Turn left at the next stop light onto East Grand Avenue.

- Continue east until you reach Kimball Way (approximately 1 mile).

- Make a right turn on Kimball Way and you will be at 180 Kimball Way, a two-story gray and blue building.

FROM THE SOUTH (SAN FRANCISCO INTERNATIONAL AIRPORT):

- Take 101 North to South San Francisco Grand Avenue exit (about 3 miles).

- Turn right at the end of the off ramp.

- Continue to follow East Grand Avenue for approximately 1 mile, passing two stoplights.

- Make a right turn on Kimball Way and you will be at 180 Kimball Way, a two-story gray and blue building.

PROXY                                                                      PROXY

                           AXYS PHARMACEUTICALS, INC.
            PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
               MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2000

   John P. Walker and William J. Newell, or either of them, each with full power of substitution, are hereby authorized to represent and vote as designated on the reverse side all of the shares of the undersigned at the Annual Meeting of Stockholders of Axys Pharmaceuticals, Inc. to be held on Wednesday, May 24, 2000, at 8:00 a.m., local time, at the company's offices located at 180 Kimball Way, South San Francisco, California, or at any adjournment or postponement of the Annual Meeting, with all powers that the undersigned would possess if personally present with respect to the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

   SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                           (Continued on reverse side)

--------------------------------------------------------------------------------

                           AXYS PHARMACEUTICALS, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                                           ]
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
PROPOSALS 1, 2 AND 3.

1.  ELECTION OF DIRECTORS -                                           For  Withhold  For All
                                                                      All    All     Except*
    Nominees:  01-John P. Walker, 02-Ann M. Arvin, M.D.,              [ ]    [ ]       [ ]
               03-Vaughn M. Kailian,
               04-Donald Kennedy, Ph.D, 05-Irwin Lerner,
               06-Alan C. Mendelson, J.D.,
               07-J. Leighton Read, M.D.
   ----------------------------------------------------------------
   *INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided above.
   ----------------------------------------------------------------


2.  To ratify the selection of Ernst & Young         For  Against Abstain
    LLP as independent auditors of Axys for          [ ]    [ ]     [ ]
    its fiscal year ending December 31, 2000.

3.  Approval of a 1,500,000 share increase in        For  Against Abstain
    the number of shares of common stock             [ ]    [ ]     [ ]
    authorized for issuance under Axys' 1997
    Equity Incentive Plan.


4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                                    Dated:_______________________________, 2000

Signature(s)___________________________________________________________________


NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                             YOUR VOTE IS IMPORTANT!

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.